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                 [LETTERHEAD OF BAKER & McKENZIE APPEARS HERE]


                                         April 25, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  HSBC Mutual Funds Trust (Registration No. 33-33734)
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Dear Sir/Madam:

          As counsel to HSBC Mutual Funds Trust (the "Trust"), we have reviewed Post-Effective Amendment No. 18 to the Trust's Registration Statement on Form N-1A (the "Amendment"). The Amendment is being filed pursuant to Rule 485 of the 1933 Act and it is proposed that it will become effective immediately upon filing pursuant to paragraph (b).

          Based on our review, it is our view that the Amendment does not include disclosure which we believe would render it ineligible to become effective under paragraph (b) of Rule 485.

          If you have any questions or comments concerning the enclosed, please telephone Scott R. MacLeod at (212) 891-3947.

                                         Sincerely,



                                         BAKER & McKENZIE

SRM/ear
Enclosures